Exhibit 3.4

FIFTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PRECISION AEROSPACE & DEFENSE GROUP, INC.

This Fifth Amended and Restated Articles of Incorporation (collectively with all exhibits hereto) of Precision Aerospace & Defense Group, Inc. (the “Corporation”), a corporation organized and in active status under the laws of the State of Florida, is dated as of July 29, 2025 (the “Effective Date”).

WHEREAS, the Corporation desires to Amend and Restate the Fourth Articles of Incorporation dated May 24, 2025 with the State of Florida to authorize the issuance of 400,000 shares of Series D Preferred Stock as contained in Exhibit D (Certificate of Designation of Preferred Series D Stock).

ARTICLE I

Name

The name of the Corporation is Precision Aerospace & Defense Group, Inc.

ARTICLE II

Principal Office

The principal office and mailing address of the Corporation is 20900 NE 30th Avenue, 8th Floor, Aventura, Florida 33180.

ARTICLE III

Purpose

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

ARTICLE IV

Capital Stock

Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation is authorized to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank check preferred stock, $0.001 par value.

Section 2. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any series of preferred stock. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

A. The rate and manner of payment of dividends, if any;

B. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

C. The amount payable upon shares in the event of liquidation, dissolution or other winding up of the Corporation;

D. Sinking fund provisions, if any, for the redemption or purchase of shares;

E. The terms and conditions, if any, on which shares may be converted or exchanged;

F. Voting rights, if any; and

G. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Florida.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by law.

Section 3. Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation, on all propositions before such meetings. Each share of Common Stock shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

Section 4. Certain Definitions. For the purposes of these Articles:

“Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Each share of Voting Stock shall have the number of votes granted to it pursuant to this Article IV or any designation of the preferences, limitations and rights of any series of preferred stock made pursuant to Section 2 of this Article IV.

Section 5. Terms of Series A Preferred Stock. See Exhibit A attached.

Section 6. Terms of Series B Preferred Stock. See Exhibit B attached.

Section 7. Terms of Series C Preferred Stock. See Exhibit C attached.

Section 8. Terms of Series D Preferred Stock. See Exhibit D attached.

ARTICLE V

Board of Directors

Section 1. Number. The number of directors of the Corporation shall be as set forth in the bylaws.

Section 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Removal. A director may only be removed by a vote of a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, only the holders of that class or series may participate in a vote with respect to the removal by shareholders of a director so elected.

ARTICLE VI

Amendment of Articles of Incorporation and Bylaws

Section 1. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of the first sentence of Section 3 of Article IV, and the provisions of Article V and this Article VI may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of at least a majority of the then outstanding shares of Voting Stock, voting together as a single class.

Section 2. Bylaws. The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted, by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock, voting together as a single class.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the Florida Business Corporation Act and other applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that they, or a person for whom they are the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability, damages, and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Any amendment, repeal, or modification of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

ARTICLE CONSOLIDATION

These restated articles of incorporation consolidate all amendments into a single document.

ARTICLE IX

REQUIRED ADOPTION INFORMATION

The amendments are being filed pursuant to s. 607.0120(11) €,, F.S.

The amendments were adopted by the board of directors without shareholder action and shareholder action was not required.

ARTICLE X

EFFECTIVE DATE

The effective date of these amendments is July 29, 2025.

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Precision Aerospace & Defense Group, Inc. executed these Fifth Amended and Restated Articles of Incorporation as of this 29th day of July, 2025.

PRECISION AEROSPACE & DEFENSE GROUP, INC.

/s/ Nelson Lamis

Nelson Lamis

Secretary

EXHIBIT A

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

PRECISION AEROSPACE GROUP, INC.

Precision Aerospace Group, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby certify that, pursuant to authority conferred by the Amended and Restated Articles of Incorporation of the Corporation (the “Certificate’’) and by the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation (the “Board”) adopted the following resolutions by written consent, which resolutions remain in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.001 per share, designated as “Series A Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Preferred Stock (the “Series A Preferred Stock”), to consist of 400,000 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. Conversion.

(a) The Series A Preferred Stock will automatically be converted into the Corporation’s common stock by dividing the original price per share of Series A Preferred Stock paid by each holder of Series A Preferred Stock shares (the “Per Share Purchase Price”) by the price per share or unit (the “IPO Price”) paid by each purchaser who purchases the Corporation’s securities in the Corporation’s initial public offering (the “IPO”). In addition, on the IPO closing date, the Corporation will repay the Per Share Purchase Price in cash to the holders of shares of Series A Preferred Stock, along with the payment, in cash, of any accrued and unpaid dividends. There will be a prohibition on the resale of the Corporation’s common stock received in connection with the conversion detailed in this paragraph until the earlier of (i) twelve (12) months after the initial date the Corporation’s securities begin trading on a national securities exchange (the “Listing Date”) or (ii) the written consent of the IPO’s lead underwriter to the termination of the lock-up period.

(b) Following an IPO, pursuant to Section 1(a), each outstanding share of the Series A Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of the Corporation’s common stock.

(c) Upon the occurrence of the IPO, the outstanding shares of the Series A Preferred Stock shall be converted automatically and cash payment shall be remitted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of the common stock issuable upon such conversion unless certificates evidencing the shares of the Series A Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation.

Conversion shall be deemed to have been affected on the date of the occurrence of the IPO. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Series A Preferred Stock to the Corporation or any transfer agent of the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of the Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of the IPO.

(d) All shares of the Common Stock which may be issued upon conversion of the shares of the Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(e) The shares of Series A Preferred Stock shall not be convertible into shares of the Corporation’s common stock if an IPO does not occur.

2. Redemption:

(a) In the absence of an IPO, commencing September 1, 2025, the Corporation will redeem, in cash, the Series A Preferred shares at a redemption price equal to the Per Share Purchase Price plus the payment, in cash, of any accrued and unpaid dividends. The redemption amount shall be paid in twenty (20) payments via quarterly payments over a period of five (5) years.

3. Voting Rights.

(a) The holders of shares of Series A Preferred will have one vote per share of Series A Preferred Stock held.

4. Dividends.

(a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, accruing from the date of purchase of the shares of Series A Preferred Stock, equal to an annual rate of ten percent (10%) of the Per Share Purchase price, payable in cash upon the closing of the IPO or upon redemption, provided, however, if the IPO closes earlier than the twelve (12) month anniversary date of the date of purchase, no dividends will be paid.

5. Miscellaneous.

(a) There is no sinking fund with respect to the Preferred Stock.

(b) The shares of the Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, as it may be amended from time to time.

(c) The holders shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

PRECISION AEROSPACE GROUP, INC.

Precision Aerospace Group, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby certify that, pursuant to authority conferred by the Amended and Restated Articles of Incorporation of the Corporation (the “Certificate”) and by the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation (the “Board”) adopted the following resolutions by written consent, which resolutions remain in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.001 per share, designated as “Series B Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series B Preferred Stock (the “Series B Preferred Stock”), to consist of 400,000 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. Conversion.

(a) The Series B Preferred Stock will automatically be converted into the Corporation’s common stock by dividing the original price per share of Series B Preferred Stock paid by each holder of Series B Preferred Stock shares (the “Per Share Purchase Price”) by the price per share or unit (the “IPO Price”) paid by each purchaser who purchases the Corporation’s securities in the Corporation’s initial public offering (the “IPO”). In addition, on the IPO closing date, the Corporation will repay the Per Share Purchase Price in cash to the holders of shares of Series B Preferred Stock, along with the payment, in cash of any accrued and unpaid dividends. There will be a prohibition on the resale of the Corporation’s common stock received in connection with the conversion detailed in this paragraph until the earlier of (i) twelve (12) months after the initial date the Corporation’s securities begin trading on a national securities exchange (the “Listing Date”) or (ii) the written consent of the IPO’s lead underwriter to the termination of the lock-up period.

(b) Following an IPO, pursuant to Section 1(a), each outstanding share of the Series B Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of the Corporation’s common stock.

(c) Upon the occurrence of the IPO, the outstanding shares of the Series B Preferred Stock shall be converted automatically and cash payment shall be remitted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of the common stock issuable upon such conversion unless certificates evidencing the shares of the Series B Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation.

Conversion shall be deemed to have been affected on the date of the occurrence of the IPO. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Series B Preferred Stock to the Corporation or any transfer agent of the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of the Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of the IPO.

(d) All shares of the Common Stock which may be issued upon conversion of the shares of the Series B Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(e) The shares of Series B Preferred Stock shall not be convertible into shares of the Corporation’s common stock if an IPO does not occur.

2. Redemption:

(a) In the absence of an IPO, commencing October 1, 2026, the Corporation will redeem, in cash, the Series B Preferred shares at a redemption price equal to the Per Share Purchase Price plus the payment, in cash, of any accrued and unpaid dividends. The redemption amount shall be paid in twenty (20) payments via quarterly payments over a period of five (5) years.

3. Voting Rights.

(a) The holders of shares of Series B Preferred will have one vote per share of Series B Preferred Stock held.

4. Dividends.

(a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, accruing from the date of purchase of the shares of Series B Preferred Stock, equal to an annual rate of ten percent (10%) of the Per Share Purchase price, payable in cash upon the closing of the IPO or upon redemption, provided, however, if the IPO closes earlier than the twelve (12) month anniversary date of the date of purchase, no dividends will be paid.

5. Miscellaneous.

(a) There is no sinking fund with respect to the Preferred Stock.

(b) The shares of the Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, as it may be amended from time to time.

(c) The holders shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

EXHIBIT C

CERTIFICATE OF DESIGNATION

OF

SERIES C PREFERRED STOCK

PRECISION AEROSPACE & DEFENSE

GROUP, INC.

Precision Aerospace & Defense Group, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby certify that, pursuant to authority conferred by the Amended and Restated Articles of Incorporation of the Corporation (the “Certificate”) and by the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation (the “Board”) adopted the following resolutions by written consent, which resolutions remain in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.001 per share, designated as “Series C Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series C Preferred Stock (the “Series C Preferred Stock”), to consist of 550,000 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. Conversion.

(a) The Series C Preferred Stock will automatically be converted into the Corporation’s common stock by dividing the original price per share of Series C Preferred Stock paid by each holder of Series C Preferred Stock shares (the “Per Share Purchase Price”) by the price per share or unit (the “IPO Price”) paid by each purchaser who purchases the Corporation’s securities in the Corporation’s initial public offering (the “IPO”). In addition, on the IPO closing date, the Corporation will repay the Per Share Purchase Price in cash to the holders of shares of Series C Preferred Stock, along with the payment, in cash of any accrued and unpaid dividends. There will be a prohibition on the resale of the Corporation’s common stock received in connection with the conversion detailed in this paragraph until the earlier of (i) twelve (12) months after the initial date the Corporation’s securities begin trading on a national securities exchange (the “Listing Date”) or (ii) the written consent of the IPO’s lead underwriter to the termination of the lock-up period.

(b) Following an IPO, pursuant to Section 1(a), each outstanding share of the Series C Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of the Corporation’s common stock.

(c) Upon the occurrence of the IPO, the outstanding shares of the Series C Preferred Stock shall be converted automatically and cash payment shall be remitted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of the common stock issuable upon such conversion unless certificates evidencing the shares of the Series C Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation.

Conversion shall be deemed to have been affected on the date of the occurrence of the IPO. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Series C Preferred Stock to the Corporation or any transfer agent of the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of the Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of the IPO.

(d) All shares of the Common Stock which may be issued upon conversion of the shares of the Series C Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(c) The shares of Series C Preferred Stock shall not be convertible into shares of the Corporation’s common stock if an IPO does not occur.

2. Redemption:

(a) In the absence of an IPO, commencing January 15, 2027, the Corporation will redeem, in cash, the Series C Preferred shares at a redemption price equal to the Per Share Purchase Price plus the payment, in cash, of any accrued and unpaid dividends. The redemption amount shall be paid in twenty (20) payments via quarterly payments over a period of five (5) years.

3. Voting Rights.

(a) The holders of shares of Series C Preferred will have one vote per share of Series C Preferred Stock held.

4. Dividends.

(a) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends, accruing from the date of purchase of the shares of Series C Preferred Stock, equal to an annual rate of ten percent (10%) of the Per Share Purchase price, payable in cash upon the closing of the IPO or upon redemption, provided, however, if the IPO closes earlier than the twelve (12) month anniversary date of the date of purchase, no dividends will be paid.

5. Miscellaneous.

(a) There is no sinking fund with respect to the Preferred Stock.

(b) The shares of the Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, as it may be amended from time to time.

(c) The holders shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

EXHIBIT D

CERTIFICATE OF DESIGNATION

OF

SERIES D PREFERRED STOCK

PRECISION AEROSPACE &

DEFENSE GROUP, INC.

Precision Aerospace & Defense Group, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby certify that, pursuant to authority conferred by the Amended and Restated Articles of Incorporation of the Corporation (the “Certificate”) and by the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation (the “Board”) adopted the following resolutions by written consent, which resolutions remain in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.001 per share, designated as “Series D Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series D Preferred Stock (the “Series D Preferred Stock”), to consist of 400,000 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. Conversion.

(a) The Series D Preferred Stock will automatically be converted into the Corporation’s common stock by dividing the original price per share of Series D Preferred Stock paid by each holder of Series D Preferred Stock shares (the “Per Share Purchase Price”) by the price per share or unit (the “Public Listing Price”) paid by each purchaser who purchases the Corporation’s securities in the Corporation’s initial public listing (the “Public Listing”), multiplied by 1.50. In addition, on the Public Listing closing date, the Corporation will repay the Per Share Purchase Price in cash to the holders of shares of Series D Preferred Stock. There will be a prohibition on the resale of the Corporation’s common stock received in connection with the conversion detailed in this paragraph until the earlier of (i) twelve (12) months after the initial date the Corporation’s securities begin trading on a national securities exchange (the “Listing Date”) or (ii) the written consent of the Public Listing’s lead underwriter to the termination of the lock-up period.

(b) Following a Public Listing, pursuant to Section 1(a), each outstanding share of the Series D Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of the Corporation’s common stock.

(c) Upon the occurrence of the Public Listing, the outstanding shares of the Series D Preferred Stock shall be converted automatically and cash payment shall be remitted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of the common stock issuable upon such conversion unless certificates evidencing the shares of the Series D Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation.

Conversion shall be deemed to have been affected on the date of the occurrence of the Public Listing. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Series D Preferred Stock to the Corporation or any transfer agent of the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of the Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of the Public Listing.

(d) All shares of the Common Stock which may be issued upon conversion of the shares of the Series D Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(e) The shares of Series D Preferred Stock shall not be convertible into shares of the Corporation’s common stock if a Public Listing does not occur.

2. Redemption:

(a) In the absence of a Public Listing, commencing September 15, 2027, the Corporation will redeem, in cash, the Series D Preferred shares at a redemption price equal to the Per Share Purchase Price. The redemption amount shall be paid in twenty (20) payments via quarterly payments over a period of five (5) years.

3. Voting Rights.

(a) The holders of shares of Series D Preferred do not have voting rights.

4. Dividends.

(a) The holders of shares of Series D Preferred Stock shall not be entitled to receive dividends.

5. Miscellaneous.

(a) There is no sinking fund with respect to the Preferred Stock.

(b) The shares of the Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, as it may be amended from time to time.

(c) The holders shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.